UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2018

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Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brent J. Pearson

On October 3, 2018, Brent J. Pearson was appointed to serve as Chief Accounting Officer of Great Elm Capital Group, Inc. (the “Company”) , effective October 29, 2018.

Prior to joining the Company, Mr. Pearson, 37, was a Senior Manager in the audit practice at Deloitte & Touche LLP (“Deloitte”), a global professional audit, consulting, tax and advisory services firm.  Mr. Pearson has been employed in various capacities in the audit practice at Deloitte since 2005.

In connection with his appointment, Mr. Pearson entered into an offer letter with the Company (the “Offer Letter”). Mr. Pearson’s initial compensation will consist of (i) an annual base salary of $205,000, (ii) a targeted annual bonus of $45,000 and (iii) subject to approval by the compensation committee of the Company’s board of directors, options to purchase 40,000 shares of the Company’s common stock at an exercise price based on the fair market value on the date such options are awarded, and subject to a five-year vesting schedule. In addition, Mr. Pearson will be eligible to participate in the employee benefit plans generally available to the Company’s executive officers, and the Company will reimburse Mr. Pearson for out-of-pocket expenses incurred in connection with the performance of his services under the Offer Letter.

The Offer Letter provides for a severance payment following termination of employment without cause or resignation for good reason consisting of 50% of the annual base salary. Mr. Pearson will be subject to certain restrictive covenants, including confidentiality and non-solicitation during his employment and for a specified period of time after the termination of his employment.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Pearson and any other person pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Pearson and any director or executive officer of the Company, and Mr. Pearson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated as of October 3, 2018, between Brent J. Pearson and Great Elm Capital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: October 5, 2018	/s/ John J. Woods
	By:	John J. Woods
	Title:	Chief Financial Officer